WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


To the Board of Directors and Shareholders of First Eagle SoGen Funds, Inc.:

In planning and  performing  our audit of the financial  statements of the First
Eagle SoGen Funds,  Inc.,  consisting  of First Eagle SoGen  Global Fund,  First
Eagle  SoGen  Overseas  Fund,  First Eagle SoGen Gold Fund and First Eagle SoGen
Money Fund (the 'Funds') for the period ended March 31, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, not to provide assurance on the internal control.

The management of the Funds are  responsible  for  establishing  and maintaining internal control. In fulfilling this responsibility,  estimates and judgments by management  are  required to assess the expected  benefits and related  costs of controls.  Generally,  controls  that are  relevant  to an audit  pertain to the entity's objective of preparing financial  statements for external purposes that
are  fairly   presented  in  conformity  with  generally   accepted   accounting
principles.   Those  controls   include  the   safeguarding  of  assets  against
unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our  consideration  of the internal  control would not necessarily  disclose all matters  in the  internal  control  that  might  be  material  weaknesses  under standards established by the American Institute of Certified Public Accountants.
A material  weakness is a condition  in which the design or  operation of one or more of the internal  control  components  does not reduce to a  relatively  low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial  statements being audited may occur and not be detected  within a timely  period by  employees  in the normal  course of performing their assigned functions.  However, we noted no matters involving the
internal  control  and  its  operation,   including  controls  for  safeguarding
securities  that we consider to be material  weaknesses  as defined  above as of
March 31, 2000

This report is intended solely for the information and use of management, the Board of Directors of the Funds, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than the specified parties.

                                           [GRAPHIC OMITTED][GRAPHIC OMITTED]

May 17, 2000


